Exhibit 4.1

MEMBER CAPITAL SECURITIES, SERIES 2026, MAY NOT BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (“NATIONAL RURAL”) AND ONLY NATIONAL RURAL’S VOTING MEMBERS MAY PURCHASE AND HOLD THE MEMBER CAPITAL SECURITIES, SERIES 2026. ANY PURPORTED TRANSFER OF MEMBER CAPITAL SECURITIES, SERIES 2026, WITHOUT NATIONAL RURAL’S PRIOR WRITTEN CONSENT WILL BE VOID AB INITIO.

Certificate No.:

PRINCIPAL AMOUNT:

INTEREST RATE:

STATED MATURITY DATE:

ISSUE DATE:

INTEREST PAYMENT DATES:

REGULAR RECORD DATES:

REDEMPTION DATE(S):

REDEMPTION PERIOD(S) AND PRICE(S):

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

FIXED RATE MEMBER CAPITAL SECURITIES

SERIES 2026

National Rural Utilities Cooperative Finance Corporation, a cooperative association duly organized and existing under the laws of the District of Columbia (herein referred to as the “Company,” which term includes any successor Person under the Indenture), for value received, hereby promises to pay to              , or registered assigns, the principal sum of                  on the Stated Maturity Date set forth above and to pay interest thereon as set forth below, until the principal hereof is paid or made available for payment.

Interest on the member capital securities, series 2026 (the “Securities”), will be payable in arrears on the Interest Payment Dates set forth above of each year, and at maturity, commencing on                      , 20       , at the rate of % per annum.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be payable to, as provided in such Indenture, the Person in whose name this Security is registered at the close of business on the Regular Record Dates set forth above. Interest will be paid on such principal sum from the date of issuance of the Security or from the most recent Interest Payment Date until the principal amount thereof becomes due and payable.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:
Name:	Yu Ling Wang
Title:	Senior Vice President & Chief Financial Officer

ATTEST:

Assistant Secretary-Treasurer

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of subordinated debt securities of the Company (the “Series 2026 member capital securities,” and, herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 15, 1996, as amended (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust Company, National Association, as successor trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The amount of interest payable on any Interest Payment Date shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the event that any date on which interest is payable on the Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the following calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, as more fully provided in the Indenture.

Each Security will be issued in certificated form. Payment of the principal of and any interest on this Security payable at maturity or upon redemption will be made in immediately available funds at the office of the paying agent in the County of Loudoun, Commonwealth of Virginia. Payments in immediately available funds will be made only if the certificated Security is presented to the paying agent in time for the paying agent to make payments in immediately available funds in accordance with normal procedures. Interest on the Securities will be paid by ACH or wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the paying agent on or prior to the applicable regular record date for the payment of interest. If no instructions have been received in writing by the paying agent, the funds will be paid by check mailed to the address of the person entitled to such interest.

Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice sent not less than 10 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued interest, if any, to the Redemption Date, but interest installments whose Stated Maturity Date is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The indebtedness evidenced by this Security is unsecured and subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, which shall include all subordinated indebtedness of the Company that may be held by or transferred to non-members of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. The Securities of this series will rank (i) pari passu with the Company’s member subordinated certificates and the Company’s other subordinated indebtedness that may only be held by or transferred to members of the Company, including the Company’s previously issued and outstanding member capital securities, and (ii) senior to the Company’s unretired patronage capital. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of such Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

In addition to the events of default set forth in the Indenture, the following will constitute an Event of Default under the Indenture with respect to the Securities: payment of any dividend or interest on, or principal of, or redemption, purchase, acquisition, retirement or liquidation payment with respect to, any members’ subordinated certificates, members’ equity or patronage capital, if such payment is made during an extension period, and either (i) such extension period has not expired or been terminated or (ii) the Company has not made all payments due on the Securities as a result of such expiration or termination.

No payment will be made in respect of the Securities if, at the time of such payment or immediately after giving effect thereto, (i) there exists a default by the Company in the payment of principal or mandatory prepayments or premium, if any, of sinking funds or interest on any senior or subordinated indebtedness (as defined in the instrument under which the same is outstanding) of the Company, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, mandatory prepayments, sinking funds or interest) with respect to any senior or subordinated indebtedness (as defined in the instrument under which the same is outstanding) permitting the holders thereof (or of the indebtedness secured thereby) to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33 1/3% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Company may at its option at any time and from time to time during the term of the Securities of this series defer the interest payment period for a period not exceeding 10 consecutive semi-annual interest payments (or an equivalent period of quarterly or other interest payment periods) (a “Deferral Period”). During any Deferral Period, interest on the Securities will continue to accrue. In addition, during any Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Securities, to the extent permitted by applicable law.

No interest will be due or payable on the Securities during a Deferral Period, unless such Securities are redeemable at the Company’s option and the Company elects to redeem the Securities during such Deferral Period, in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Securities to be redeemed to, but excluding, such Redemption Date will be due and payable on such Redemption Date, or unless the principal of and interest on the Securities shall have been declared due and payable as the result of an event of default with respect to the Securities, in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Securities shall become due and payable. At the end of a Deferral Period, the Company must pay all interest then accrued and unpaid together with interest thereon, including any compound interest. All references herein and, insofar as it relates to the Securities, in the Indenture, to “interest” on Securities shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.

During a Deferral Period the Company may not declare or pay any dividend or interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its members’ subordinated certificates, members’ equity or patronage capital. Prior to the termination of any such Deferral Period, the Company may further defer the payment of interest, provided that such Deferral Period, together with all such previous and further deferrals thereof, may not exceed 10 consecutive semi-annual interest payment periods (or an equivalent period of quarterly or other interest payment periods) or extend beyond the Stated Maturity Date of the Securities of this series. The Company may also elect, at its option, to shorten the length of any Deferral Period. No Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. Upon the termination of any such Deferral Period and the payment of all amounts then due, the Company may elect a new Deferral Period, subject to the above conditions. The Company shall give the Holder of this Security notice of its election of, or any shortening or extension of, a Deferral Period in writing at least ten Business Days before the earlier of (i) the next Interest Payment Date and (ii) the date the Company is required to give notice to holders of the Securities of the record or payment date for such interest payment. The notice will indicate the length of the Deferral Period or the number of semi-annual interest payments that will be deferred. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the Interest Payment Date immediately following the last day of the Deferral Period will be the Regular Record Date with respect to such Interest Payment Date.

The Securities of this series are issuable only in registered form without coupons and in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities may not be transferred without the Company’s prior written consent and only the Company’s voting members who are existing Company security holders may purchase and hold the Securities. Any purported transfer of the Securities without the Company’s prior written consent will be void ab initio.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.